Exhibit 99.1

FOOTHILL INDEPENDENT BANCORP

Quarterly Report on Form 10Q
for the Quarter ended September 30, 2002

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

            The undersigned, who is the Chief Executive Officer of Foothill Independent Bancorp (the “Company”), hereby certifies that (i) he Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2002	/s/ GEORGE E. LANGLEY

George E. Langley, President and Chief Executive Officer